Exhibit 10.12.3

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT (“Amendment”) is made as of the 29th day of April, 2008, by and between Amerigon Incorporated (herein called “Company”) and Comerica Bank (herein called the “Bank”).

RECITALS:

A. Company and Bank entered into that certain Amended and Restated Credit Agreement dated as of October 28, 2005, entered into by and between Company and Bank, as amended by First Amendment to Credit Agreement dated as of February 6, 2008 (as further amended or otherwise modified from time to time, the “Credit Agreement”), under which the Bank extended (or committed to extend) credit to Company, as set forth therein.

B. Company has requested that Bank make certain amendments to the Credit Agreement, and Bank is willing to do so, but only on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, Company and Bank agree:

Section 1 of the Credit Agreement is hereby amended as follows:

The following definitions are hereby added to Section 1 of the Credit Agreement:

“Bank Products” shall mean any one or more of the following types of services or facilities extended to the Company and/or any Guarantor by the Bank: (i) credit cards, (ii) credit card processing services, (iii) debit cards, (iv) purchase cards, (v) Automated Clearing House (ACH) transactions, (vi) cash management, including controlled disbursement services, and (vii) establishing and maintaining deposit accounts.

“Borrowing Base” shall mean as of any date of determination, the sum of (a) eighty five percent (85%) of Eligible Accounts, plus (b) the lesser of (i) sixty percent (60%) of Eligible Foreign Accounts and (ii) Three Million Dollars ($3,000,000), plus (c) fifty percent (50%) of Eligible Inventory, plus (d) seventy percent (70%) of the market value (as determined by Bank in its sole discretion) of Eligible Securities.

“Credit Insurance” shall mean credit insurance from a solvent insurer acceptable to the Bank in its sole discretion in amounts and on terms acceptable to the Bank its sole Discretion, and as to which the Bank is named as loss payee under a loss payee endorsement acceptable to the Bank.

“Eligible Account” shall mean an Account (but shall not include interest and service charges) arising in the ordinary course of Company’s business which meets each of the following requirements:

(a) it is not owing more than ninety (90) days after the date of the original invoice or other writing evidencing such Account;

(b) it is not owing by an Account Debtor (as defined in the UCC) who has failed to pay twenty five percent (25%) or more of the aggregate amount of its Accounts owing to Company within ninety (90) days after the date of the respective invoices or other writings evidencing such Accounts;

(c) it is not an Account which when aggregated with all other Accounts owing by the same Account Debtor would cause Company’s Accounts owing from such Account Debtor to exceed an amount equal to fifteen percent (15%) of Company’s aggregate Accounts owing from all Account Debtors, provided, however, Bank in its sole discretion may establish higher or lower concentration limits for any specific Account Debtor; provided that this provision shall not cause that portion of Accounts owing by the same Account Debtor equal to fifteen percent (15%) of Company’s aggregate Accounts owing from all Account Debtors to fail to meet the criteria of an Eligible Account provided that this provision shall not apply to Accounts with respect to which the Account Debtor is Johnson Controls, Lear Corporation, Bridgewater Interiors LLC or NHK Spring Company, Ltd. or any of their respective Subsidiaries;

(d) it arises from the sale or lease of goods and such goods have been shipped or delivered to the Account Debtor under such Account; or it arises from services rendered and such services have been performed;

(e) it is evidenced by an invoice, dated not later than the date of shipment or performance, rendered to such Account Debtor or some other evidence of billing acceptable to Bank;

(f) it is not evidenced by any note or other negotiable instrument or by any chattel paper;

(g) it is a valid, legally enforceable obligation of the Account Debtor thereunder, and is not subject to any offset, counterclaim or other defense on the part of such Account Debtor or to any claim on the part of such Account Debtor denying liability thereunder in whole or in part;

(h) it is not subject to any sale of accounts, any rights of offset, assignment, lien or security interest whatsoever other than to Bank;

(i) it is not owing by a Subsidiary or Affiliate of Company, nor by an Account Debtor which (i) does not maintain its chief executive office in the United States of America or Canada, (ii) is not organized under the laws of the United States of America or Canada, or any state or province thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality or other instrumentality thereof;

(j) it is not an account owing by the United States of America or any state or political subdivision thereof, or by any department, agency, public body corporate or other instrumentality of any of the foregoing, unless all necessary steps are taken to comply with the Federal Assignment of Claims Act of 1940, as amended, or with any comparable state law, if applicable, and all other necessary steps are taken to perfect Bank’s security interest in such account;

(k) it is not owing by an Account Debtor for which Company has received a notice of (i) the death of the Account Debtor or any partner of the Account Debtor, (ii) the dissolution, liquidation, termination of existence, insolvency or business failure of the Account Debtor, (iii) the appointment of a receiver for any part of the property of the Account Debtor, or (iv) an assignment for the benefit of creditors, the filing of a petition in bankruptcy, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Account Debtor;

(l) it is not an account billed in advance, payable on delivery, for consigned goods, for guaranteed sales, payable at a future date, for unbilled sales, subject to a retainage or holdback by the Account Debtor or insured by a surety company; and

(m) it is not owing by any Account Debtor whose obligations Bank (in its sole reasonable discretion) shall have notified Company are not deemed to constitute Eligible Accounts.

An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.

“Eligible Foreign Account” shall mean an Account which satisfies all of the requirements to be an Eligible Account except those under clauses (i)(i) and (i)(ii) of the definition of Eligible Accounts and which and which satisfies the following requirements: (i) is covered by Credit Insurance, and (ii) is owing to Company by an Eligible Foreign Account Debtor.

“Eligible Foreign Account Debtor” shall mean the Account Debtors listed on attached Schedule 1.2 as the same may be amended or modified form time to time.

“Eligible Inventory” shall be valued at the lesser of cost or present market value in accordance with GAAP, on a first in/first out basis,

and shall mean all of Company’s Inventory which is in good and merchantable condition, is not obsolete or discontinued, and which would properly be classified as “raw materials” or “finished goods inventory” under GAAP, excluding (a) Company’s work in process, consigned goods and inventory located outside the United States of America, (b) inventory covered by or subject to a seller’s right to repurchase, or any consensual or nonconsensual lien or security interest (including without limitation purchase money security interests) other than in favor of Bank, whether senior or junior to Bank’s security interest, and (c) Inventory that Bank (in its sole reasonable discretion) after having notified Company, excludes. Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

“Eligible Securities” shall mean the financial assets that are contained in that certain securities account # ORA - 015369 at Comerica Securities, Inc. that are not subject to any pledge, security interest, lien, mortgage, hypothecation or other encumbrance (except to Bank under that certain Security Agreement (Securities Account) dated April 29, 2008 by Company) provided that such financial assets are credited to the account and the Company’s interest in such financial assets is a security entitlement.

“Hedging Transaction” means each interest rate swap transaction, basis swap transaction, forward rate transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing), pursuant to any agreement entered into between the Company and/or any Guarantor and the Bank.

“Trigger Date” shall mean the earliest to occur of the date that (i) the aggregate fair market value (as reasonably determined by Bank) of the Company’s Unencumbered Liquid Assets is less than $10,000,000 and (ii) the aggregate principal amount outstanding under the Revolving Credit exceeds $10,000,000.

“Unencumbered Liquid Assets” shall mean (i) cash, (ii) cash equivalents, (iii) marketable securities which are traded on the New York Stock Exchange, American Stock Exchange or the NASDAQ Stock Market and (iv) any fund or pooling arrangement that exclusively purchased and holds the foregoing, all as determined on a Company-only, non-consolidated, basis, in each case which are in the possession and/or control of Company, and, to the extent that any such assets are held by or on deposit with any other Person, the ability of Company to access, assign or transfer such items are not subject to any existing lien, encumbrance or other restrictions (other than customary early withdrawal penalties) and as to which no Person (other than the Bank) has been granted control (within the meaning of Article 8 of the UCC).

“USA Patriot Act” shall mean The United and Strengthening America by providing appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 10756, October 26, 2001 or Executive Order 13224 of September 23, 2001 issued by the President of the United States (66 Fed. Reg. 49049 (2001)).

The following definitions in Section 1 of the Credit Agreement are hereby amended and restated as follows:

“Availability” shall mean as of any date of determination the amount obtained by subtracting from $20,000,000 an amount equal to the aggregate principal amount of the Advances plus the Letter of Credit Reserve.

“Base Tangible Net Worth” shall initially mean $30,000,000. On the last day of each fiscal year of Company (commencing December 31, 2008), Base Tangible Net Worth shall increase by an amount equal to fifty percent (50%) of net income of Company and its Consolidated Subsidiaries for the fiscal year then ended. If net income is less than $0, it shall be treated as being $0 for purposes of this calculation.

“Indebtedness” shall mean all loans, advances, indebtedness, obligations and liabilities of Company or any Guarantor to Bank under this Agreement, together with all other indebtedness, obligations and liabilities whatsoever of Company or any Guarantor to Bank arising under or in connection with this Agreement or in respect of any Hedging Transaction or Bank Products, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

The reference to “Ten Million Dollars ($10,000,000)” in Section 2.1 of the Credit Agreement is hereby deleted and replace with “Twenty Million Dollars ($20,000,000)”.

Section 2.5 of the Credit Agreement is hereby amended and restated as follows:

“2.5 Commencing on the Trigger Date, the aggregate principal amount at any one time outstanding under the Revolving Credit Note plus the Letter of Credit Reserve shall never exceed the Borrowing Base. Company shall immediately make all payments necessary to comply with this provision. Any such payments shall be applied first to outstanding Prime-based Advances, then to outstanding Eurodollar-based Advances, and the remainder, if any, to provide cash collateral in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all Letters of Credit.”

The following is hereby added to the Credit Agreement as new Section 2.9:

“2.9 Promptly following the receipt by the Company of any proceeds from the sale of any Eligible Securities, the principal amounts outstanding under the Revolving Credit shall be repaid (with no corresponding permanent reduction in the commitment amount) by an amount equal to the net cash proceeds of such sale.”

Section 7.1(d) of the Credit Agreement is hereby amended and restated as follows:

“(d)(i) prior to the Trigger Date, within thirty (30) days after and as of the end of each month, a Liquidity Certificate in the form attached hereto as Exhibit “C”; and (ii) on the Trigger Date, and within thirty (30) days after and as of the end of each month thereafter, a detailed aging of the company’s accounts receivable and accounts payable, an inventory report, a statement from Comerica Securities of the Auction Rate Securities and a borrowing base report, each in term acceptable to Bank;”

Section 7.11 is amended and restated as follows:

“7.11 Beginning March 31, 2008, maintain at all times Tangible Net Worth of not less than the Base Tangible Net Worth.”

The following is hereby added to the Credit Agreement as new Section 11.14:

“11.14 Pursuant to Section 326 of the USA Patriot Act, Bank hereby notifies the Company that if it or any of its Subsidiaries open an account, including any loan, deposit account, treasury management account, or other extension of credit with Bank, the Bank will request the applicable Person’s name, tax identification number, business address and other information necessary to identify such Person (and may request such Person’s organizational documents or other identifying documents) to the extent necessary for the Bank to comply with the USA Patriot Act.”

New Exhibit “C” is hereby added to the Credit Agreement in the form attached hereto as Attachment 2.

This Amendment shall become effective (according to the terms hereof) on the date that the following conditions have been fully satisfied by Company (“Amendment Effective Date”):

Bank shall have received counterpart originals of this Amendment, in each case duly executed and delivered by Company in form satisfactory to Bank.

Bank shall have received counterpart originals of the replacement Revolving Credit Note, duly executed and delivered by Company in form satisfactory to Bank.

Bank shall have received counterpart originals of the Acknowledgment of Guarantor in the form attached hereto as Attachment 1, duly executed and delivered by the BSST LLC.

Bank shall have received counterpart originals of the Security Agreement (Securities Account) and an Account Control Agreement, in each case duly executed by the appropriate parties thereto and delivered by the Company in form satisfactory to Bank.

Bank shall have received certified copies of resolutions of the Company and each of the other Loan Parties, as applicable, authorizing, as applicable, the execution and delivery of this Second Amendment and the other Loan Documents required under this Section and the performance by the Company of each of its obligations under the Credit Agreement as amended by this Second Amendment.

Company hereby represents and warrants that, after giving effect to the amendments to the Credit Agreement contained herein, (a) execution and delivery of this Amendment are within such party’s corporate powers, have been duly authorized, are not in contravention of law or the terms of their respective articles of incorporation or bylaws, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Amendment, of any governmental body, agency or authority, and this Amendment and the Credit Agreement will constitute the valid and binding obligations of such undersigned parties enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the continuing representations and warranties set forth in Sections 6.1 through 6.15 inclusive, of the Credit Agreement are true and correct on and as of the date hereof, and such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Credit Agreement, and (c) after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

Company and Bank each hereby ratify and confirm their respective obligations under the Credit Agreement, as amended by this Amendment and agree that the Credit Agreement hereby remains in full force and effect after giving effect to the effectiveness of this Amendment and that, upon such effectiveness, all references in such Loan Documents to the “Credit Agreement” shall be references to the Credit Agreement as amended by this Amendment.

Except as specifically set forth above, this Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement or the Revolving Credit Note, or to constitute a waiver by Bank of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, the Revolving Credit Note or any of the other Loan Documents.

Unless otherwise defined to the contrary herein, all capitalized terms used in this Amendment shall have the meaning set forth in the Credit Agreement.

This Amendment may be executed in counterpart.

This Amendment shall be construed in accordance with and governed by the laws of the State of Michigan

WITNESS the due execution hereof on the day and year first above written.

COMERICA BANK		AMERIGON INCORPORATED

By:	/s/ Steven J. McCormack	By:	/s/ Barry G. Steele
	Steven J. McCormack		Barry G. Steele

Its:	Vice President	Its:	Chief Financial Officer